UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             January 23, 2008

Mac-Gray Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-13495	04-3361982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

404 Wyman Street, Suite 400 Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (781) 487-7600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                        ☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                        ☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;  Compensatory Arrangements of Certain Officers.

(b)                   Departure of Principal Officer

On January 23, 2008, Mac-Gray Corporation (the “Company”) terminated the employment of Todd O. Burger, the Company’s Executive Vice President, Operations.  Mr. Burger was terminated without cause and will receive severance pay and certain other benefits in accordance with his existing employment agreement with the Company.

(c)                   Appointment of Principal Officer

Effective January 25, 2008, the Board of Directors of the Company appointed Philip Emma as the Company’s Executive Vice President, Operations.  Mr. Emma, age 51, has been employed by the Company in management positions for more than the past five years, including as Vice President and General Manager of Product Sales since January 1, 2005 and Vice President and General Manager, Microfridge from August 12, 2002 to December 31, 2004.  The Company has agreed to pay Mr. Emma an annual base salary of $220,000.  Under the Company’s Senior Executive Incentive Plan, Mr. Emma is eligible to receive a target cash bonus award of 50% of his base salary.  For fiscal 2008, Mr. Emma is also eligible to receive an award under the Company’s Long Term Incentive Plan equal to up to 60% of his base salary.  The Company’s Senior Executive Incentive Plan and Long Term Incentive Plan were filed as Exhibits 10.4 and 10.1, respectively, to the Company’s Current Report on Form 8-K filed on January 24, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAC-GRAY CORPORATION

Date: January 29, 2008	By:	/s/ Michael J. Shea
Name: Michael J. Shea
Title: Executive Vice President and Chief Financial Officer